UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):       October 20, 2016

Plumas Bancorp

(Exact name of registrant as specified in its charter)

California	000-49883	75-2987096
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

35 S. Lindan Avenue, Quincy, CA	95971
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code       (530)283-7305

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On October 20, 2016, Plumas Bancorp announced that its Board of Directors has approved the reinstatement of a semi-annual cash dividend. The dividend, in the amount of $0.10 per common share, will be payable on November 21, 2016 to shareholders of record at the close of business day on November 7, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Plumas Bancorp (Registrant)

October 20, 2016	By:	/s/ Richard L. Belstock
Name: Richard L. Belstock Title: Chief Financial Officer